Exhibit 3

Rinker Group Limited

Quarterly Financial Information

Fourth Quarter of Year Ended 31 March 2005

Important: Quarterly results are unaudited.  Year ended 31 March 2003 comparative results are proforma.  See notes 1 and 2 below.

	US$ million(2)				A$ million(2)
	Jun Qtr	Sept Qtr	Dec Qtr	Mar Qtr	Jun Qtr	Sept Qtr	Dec Qtr	Mar Qtr
(Year ended 31 March 2005)	2004	2004	2004	2005	2004	2004	2004	2005
Average exchange rate (A$1=US$)	0.7085	0.7041	0.7652	0.7766	0.7085	0.7041	0.7652	0.7766
Rinker group
Revenue	1,058	1,076	1,095	1,084	1,495	1,527	1,426	1,396
EBITDA(3)	223.6	245.7	227.3	260.4	315.7	348.6	296.6	335.2
Depreciation	42.5	44.9	46.4	46.1	60.0	63.6	60.3	59.3
Amortisation	17.7	18.3	17.6	16.9	25.0	26.0	23.0	21.8
EBIT(3)	163.4	182.5	163.3	197.5	230.6	259.0	213.3	254.2
PAT(3)	95.1	112.4	94.6	130.4	134.3	159.5	123.7	167.7

EPS (cents per ord. share)	10.1	11.9	10.1	13.9	14.2	16.9	13.1	17.8
EPS per ADR (1 ADR = 5 ord. shares)	51	60	51	70	71	85	66	89
No. of shares for EPS calc. (million)	944.5	941.5	941.2	941.2	944.5	941.5	941.2	941.2

Free Cash Flow(4)	67.9	150.7	91.5	106.8	96.8	213.3	121.0	137.3

Net Debt(5)	589	502	416	280	853	700	535	363
Gearing (Net Debt/Net Debt+Equity)(6)	20.9%	17.5%	14.3%	9.7%	20.9%	17.5%	14.3%	9.7%

	US$ million(2)				A$ million(2)
	Jun Qtr	Sept Qtr	Dec Qtr	Mar Qtr	Jun Qtr	Sept Qtr	Dec Qtr	Mar Qtr
(Year ended 31 March 2004)	2003	2003	2003	2004	2003	2003	2003	2004
Average exchange rate (A$1=US$)	0.6474	0.6549	0.7202	0.7608	0.6474	0.6549	0.7202	0.7608
Rinker group
Revenue	881	967	925	933	1,362	1,474	1,281	1,223
EBITDA(3)	179.9	193.0	180.3	173.7	278.0	294.6	250.0	227.6
Depreciation	38.7	39.8	40.8	42.4	59.9	60.8	56.3	55.5
Amortisation	18.4	18.3	17.7	18.1	28.5	27.9	24.4	23.6
EBIT(3)	122.8	134.9	121.9	113.2	189.7	205.9	169.3	148.5
PAT(3)	68.8	83.0	71.0	72.8	106.2	126.5	98.7	95.3
EPS (cents per ord. share)	7.3	8.8	7.5	7.7	11.2	13.4	10.4	10.1
EPS per ADR (1 ADR = 5 ord. shares)	37	44	38	39	56	67	52	51
No. of shares for EPS calc. (million)	944.7	944.8	945.0	945.0

	US$ million(2)				A$ million(2)
	Jun Qtr	Sept Qtr	Dec Qtr	Mar Qtr	Jun Qtr	Sept Qtr	Dec Qtr	Mar Qtr
(Year ended 31 March 2003)	2002	2002	2002	2003	2002	2002	2002	2003
Average exchange rate (A$1=US$)	0.5562	0.5472	0.5583	0.5981	0.5562	0.5472	0.5583	0.5981
Rinker group
Revenue	695	707	790	764	1,250	1,293	1,413	1,277
EBITDA(3)	148.1	149.2	150.2	156.8	266.3	272.8	268.9	262.1
Depreciation	32.7	33.2	38.2	42.9	58.7	60.6	68.3	71.9
Amortisation	13.4	13.2	18.3	18.7	24.2	24.2	32.7	31.3
EBIT(3)	102.0	102.8	93.7	95.2	183.4	187.9	167.9	158.9
PAT(3)	54.9	57.7	48.3	54.9	98.7	105.3	86.5	91.0
EPS (cents per ord. share)	5.8	6.1	5.1	5.8	10.4	11.1	9.2	9.6
EPS per ADR (1 ADR = 5 ord. shares)	29	31	26	29	52	56	46	48
No. of shares for EPS calc. (million)	944.7	944.7	944.7	944.7

	US$ million(2)				A$ million(2)
	Jun Qtr	Sept Qtr	Dec Qtr	Mar Qtr	Jun Qtr	Sept Qtr	Dec Qtr	Mar Qtr
(Year ended 31 March 2005)	2004	2004	2004	2005	2004	2004	2004	2005

Segment Revenue
Aggregate	229	226	227	226	323	321	295	291
Cement	101	95	108	117	142	135	141	150
Concrete, block, asphalt	394	402	410	431	558	570	535	555
Concrete pipe and products	121	133	112	106	171	189	146	136
Other	117	107	127	110	166	152	165	142
Intercompany eliminations	(140)	(134)	(149)	(154)	(198)	(190)	(194)	(198)
Rinker Materials	822	830	835	835	1,162	1,178	1,088	1,075
Readymix	236	246	260	249	333	349	339	320
Consolidated Rinker group	1,058	1,076	1,095	1,084	1,495	1,527	1,426	1,396

Segment EBIT
Aggregate	43.4	44.8	44.0	40.0	61.1	63.5	57.4	51.6
Cement	23.7	24.8	32.4	28.1	33.5	35.2	42.2	36.2
Concrete, block, asphalt	38.7	41.8	50.5	66.1	54.8	59.5	66.0	85.1
Concrete pipe and products	20.6	27.1	17.7	16.1	29.1	38.4	23.2	20.7
Other	3.3	5.2	(9.4)	19.2	4.4	7.4	(12.0)	24.6
Rinker Materials	129.6	143.6	135.3	169.5	182.9	204.0	176.8	218.3
Readymix	36.1	41.7	30.7	32.0	51.0	58.9	40.0	41.2
Corporate	(2.3)	(2.8)	(2.7)	(4.1)	(3.2)	(3.9)	(3.5)	(5.3)
Consolidated Rinker group	163.4	182.5	163.3	197.5	230.6	259.0	213.3	254.2

Segment Depreciation and Amortisation
Aggregate	18.1	18.3	18.9	18.9	25.6	26.0	24.6	24.3
Cement	5.3	5.4	5.4	5.5	7.6	7.6	7.1	7.0
Concrete, block, asphalt	14.2	14.9	15.6	16.2	20.0	21.2	20.2	20.9
Concrete pipe and products	7.8	7.8	7.6	7.7	11.0	11.0	9.9	9.9
Other	4.3	4.3	4.1	2.3	6.0	6.0	5.3	2.9
Rinker Materials	49.7	50.6	51.6	50.5	70.2	71.8	67.1	65.0
Readymix	10.4	12.5	12.4	12.5	14.7	17.7	16.1	16.1
Corporate	0.1	0.1	—	—	0.1	0.1	—	—
Consolidated Rinker group	60.2	63.2	64.0	63.0	85.0	89.6	83.3	81.1

Segment EBITDA
Aggregate	61.5	63.1	62.9	58.9	86.7	89.5	82.0	75.9
Cement	29.1	30.2	37.8	33.6	41.1	42.8	49.2	43.2
Concrete, block, asphalt	52.9	56.7	66.1	82.3	74.8	80.6	86.2	106.0
Concrete pipe and products	28.5	34.8	25.3	23.8	40.1	49.4	33.1	30.6
Other	7.5	9.4	(5.3)	21.5	10.4	13.4	(6.6)	27.5
Rinker Materials	179.3	194.3	186.9	220.0	253.1	275.8	243.9	283.2
Readymix	46.5	54.1	43.1	44.5	65.7	76.5	56.2	57.3
Corporate	(2.2)	(2.7)	(2.7)	(4.1)	(3.1)	(3.8)	(3.5)	(5.3)
Consolidated Rinker group	223.6	245.7	227.3	260.4	315.7	348.6	296.6	335.2

	US$ million(2)				A$ million(2)
	Jun Qtr	Sep Qtr	Dec Qtr	Mar Qtr	Jun Qtr	Sep Qtr	Dec Qtr	Mar Qtr
(Year ended 31 March 2004)	2003	2003	2003	2004	2003	2003	2003	2004

Segment Revenue
Aggregate	193	213	201	196	299	324	278	258
Cement	91	93	95	98	141	142	132	129
Concrete, block, asphalt	331	362	335	337	512	552	463	442
Concrete pipe and products	111	116	103	91	172	177	143	120
Other	100	105	97	109	155	160	134	143
Intercompany eliminations	(122)	(132)	(128)	(127)	(189)	(201)	(177)	(168)
Rinker Materials	705	757	703	703	1,090	1,153	973	923
Readymix	176	210	222	231	272	321	308	300
Consolidated Rinker group	881	967	925	933	1,362	1,474	1,281	1,223

Segment EBIT
Aggregate	38.2	39.3	33.6	27.1	58.9	59.8	46.7	35.5
Cement	23.0	24.4	25.1	23.0	35.5	37.2	34.7	30.2
Concrete, block, asphalt	24.0	30.1	25.4	36.9	37.2	46.0	35.2	48.5
Concrete pipe and products	15.9	18.6	15.9	2.7	24.6	28.4	22.2	3.4
Other	—	(5.1)	(6.6)	0.3	—	(7.5)	(9.0)	0.5
Rinker Materials	101.2	107.4	93.4	89.9	156.3	163.9	129.7	118.1
Readymix	23.0	30.0	30.6	26.5	35.5	45.8	42.6	34.5
Corporate	(1.4)	(2.5)	(2.2)	(3.2)	(2.1)	(3.8)	(3.0)	(4.0)
Consolidated Rinker group	122.8	134.9	121.9	113.2	189.7	205.9	169.3	148.5

Segment Depreciation and Amortisation
Aggregate	16.7	17.3	17.1	18.3	25.9	26.4	23.7	24.0
Cement	5.3	5.3	5.3	5.4	8.2	8.1	7.4	7.0
Concrete, block, asphalt	13.2	13.5	13.7	13.6	20.5	20.6	18.9	17.9
Concrete pipe and products	8.1	8.0	7.9	7.9	12.5	12.3	10.9	10.4
Other	6.0	5.6	5.2	5.0	9.3	8.6	7.1	6.6
Rinker Materials	49.4	49.8	49.2	50.4	76.3	75.9	68.0	65.9
Readymix	7.8	8.3	9.2	10.1	12.0	12.7	12.8	13.1
Corporate	—	—	—	—	—	—	—	—
Consolidated Rinker group	57.1	58.1	58.4	60.5	88.4	88.7	80.7	79.1

Segment EBITDA
Aggregate	55.0	56.6	50.8	45.4	84.8	86.2	70.3	59.5
Cement	28.3	29.8	30.4	28.4	43.7	45.4	42.1	37.2
Concrete, block, asphalt	37.3	43.6	39.1	50.5	57.7	66.6	54.1	66.4
Concrete pipe and products	24.0	26.7	23.9	10.6	37.1	40.6	33.1	13.8
Other	6.0	0.6	(1.5)	5.3	9.3	1.1	(1.9)	7.1
Rinker Materials	150.5	157.2	142.7	140.3	232.6	239.9	197.7	184.0
Readymix	30.8	38.3	39.8	36.7	47.5	58.5	55.3	47.6
Corporate	(1.4)	(2.5)	(2.2)	(3.2)	(2.1)	(3.8)	(3.0)	(4.0)
Consolidated Rinker group	179.9	193.0	180.3	173.7	278.0	294.6	250.0	227.6

	US$ million(2)				A$ million(2)
	Jun Qtr	Sep Qtr	Dec Qtr	Mar Qtr	Jun Qtr	Sep Qtr	Dec Qtr	Mar Qtr
(Year ended 31 March 2003)	2002	2002	2002	2003	2002	2002	2002	2003

Segment Revenue
Aggregate	140	141	176	170	251	257	314	287
Cement	80	80	81	86	144	146	146	143
Concrete, block, asphalt	199	214	303	293	358	392	543	490
Concrete pipe and products	126	121	97	92	227	222	174	154
Other	106	107	90	94	190	197	161	156
Intercompany eliminations	(96)	(99)	(107)	(112)	(173)	(181)	(191)	(189)
Rinker Materials	555	564	641	622	998	1,032	1,147	1,041
Readymix	140	143	149	142	252	261	266	236
Consolidated Rinker group	695	707	790	764	1,250	1,293	1,413	1,277

Segment EBIT
Aggregate	28.6	27.9	28.2	19.4	51.5	50.9	50.5	32.5
Cement	20.7	21.0	21.2	23.8	37.2	38.5	37.9	39.9
Concrete, block, asphalt	17.2	19.8	22.2	26.5	31.0	36.3	39.8	44.3
Concrete pipe and products	21.8	19.4	10.1	8.7	39.2	35.5	18.2	14.7
Other	(0.3)	0.1	(2.2)	(0.7)	(0.7)	0.3	(3.9)	(1.4)
Rinker Materials	88.0	88.3	79.5	77.8	158.1	161.4	142.5	130.0
Readymix	15.9	16.4	16.1	19.4	28.7	29.9	28.8	32.2
Corporate	(1.9)	(1.8)	(1.9)	(2.0)	(3.4)	(3.4)	(3.4)	(3.3)
Consolidated Rinker group	102.0	102.8	93.7	95.2	183.4	187.9	167.9	158.9

Segment Depreciation and Amortisation
Aggregate	12.8	13.1	16.8	16.6	23.0	24.0	29.8	27.7
Cement	5.0	5.1	5.2	5.4	9.0	9.4	9.4	8.8
Concrete, block, asphalt	7.4	7.6	13.7	13.7	13.3	14.0	24.5	22.9
Concrete pipe and products	8.1	7.9	8.1	8.4	14.6	14.4	14.4	13.9
Other	6.5	6.3	6.2	6.5	11.7	11.6	11.3	10.8
Rinker Materials	39.8	40.1	50.0	50.4	71.6	73.3	89.4	84.0
Readymix	6.3	6.3	6.5	11.3	11.3	11.6	11.6	19.2
Corporate	—	—	—	—	—	—	—	—
Consolidated Rinker group	46.1	46.4	56.5	61.6	82.9	84.9	101.0	103.2

Segment EBITDA
Aggregate	41.4	41.0	44.9	36.0	74.5	74.9	80.3	60.2
Cement	25.7	26.2	26.5	29.2	46.3	47.8	47.3	48.7
Concrete, block, asphalt	24.6	27.5	36.0	40.2	44.3	50.2	64.3	67.2
Concrete pipe and products	29.9	27.3	18.2	17.1	53.8	49.9	32.6	28.6
Other	6.2	6.4	4.0	5.8	10.9	11.8	7.3	9.4
Rinker Materials	127.8	128.4	129.6	128.2	229.7	234.7	231.9	214.0
Readymix	22.2	22.7	22.5	30.7	40.0	41.5	40.4	51.4
Corporate	(1.9)	(1.8)	(1.9)	(2.0)	(3.4)	(3.4)	(3.4)	(3.3)
Consolidated Rinker group	148.1	149.2	150.2	156.8	266.3	272.8	268.9	262.1

Footnotes

(1).  In anticipation of Rinker’s demerger from CSR Lmited on 28 March 2003, a number of businesses were transferred between the Rinker group and CSR during the year ended 31 March 2003. The results of the Rinker group prior to the year ended 31 March 2003 (YEM03), did not reflect the businesses that comprised the Rinker Group on demerger from CSR Limited in accordance with an order of the Federal Court on 28 March 2003. Accordingly, unaudited pro forma financial information has been prepared for YEM03 and prior. The directors believe it is meaningful to compare information for periods after 31 March 2003 with the unaudited pro forma information for periods ending on or prior to 31 March 2003 and this quarterly financial information has been prepared on this basis.

(2).  Rinker’s operating subsidiaries (Rinker Materials Corporation in the US and Readymix in Australia and China) each generate all revenue and incur all costs in their local currency. As a result, directors believe their performance is best measured in their local currency.  At the group level, Rinker Materials represents around 80% of earnings.  As a result, US$ performance represents the most appropriate measure of Rinker’s performance and value.

(3).  PAT represents Net profit attributable to members of Rinker Group Limited. EBIT represents Profit from ordinary activities before finance and income tax. EBITDA represents EBIT prior to Depreciation and Amortisation.

(4).  Free cash flow represents Net cash from operating activities less (1) operating capital expenditure included in cashflows from purchase of property, plant and equipment and (2) interest paid.

	US$ million		A$ million
Quarter ended 31 March 2005	2005	2004	2005	2004
Operating profit before finance and tax	197.5	113.2	254.2	148.5
Depreciation and amortisation	63.0	60.5	81.1	79.1
Net income tax (paid) refunded	(109.1)	(71.1)	(141.1)	(93.6)
Change in working capital	18.1	35.8	23.6	48.0
(Profit)/loss on asset sales	(11.2)	8.3	(14.3)	11.0
Interest received	5.1	1.9	6.7	2.5
Other	20.6	36.7	26.3	48.2
Net Cash from operating activities	183.9	185.4	236.3	243.7
Operating capital expenditure	(57.9)	(43.1)	(74.4)	(60.4)
Interest paid	(19.2)	(20.4)	(24.7)	(26.5)
Free Cash Flow	106.8	121.9	137.3	156.8

Capital expenditure summary:
Operating capital expenditure	(57.9)	(43.1)	(74.4)	(60.4)
Developmental capital expenditure	(20.9)	(15.8)	(27.0)	(22.3)
Total purchase of property plant and equipment	(78.8)	(58.9)	(101.3)	(82.7)
Purchase of businesses	(12.5)	(24.9)	(16.2)	(33.5)
Total capital expenditure	(91.3)	(83.7)	(117.5)	(116.2)

(5).  Net debt represents current and non-current interest-bearing liabilities less cash assets.

	US$ million		A$ million
As at 31 March	2005	2004	2005	2004
Current interest-bearing liabilities	257.1	17.4	333.3	23.0
Non-current interest-bearing liabilities	610.9	912.4	792.1	1,208.2
Less: Cash assets	(588.2)	(328.5)	(762.6)	(435.1)
Net debt	279.8	601.3	362.8	796.1

(6).  Gearing/leverage represents (a) net debt divided by equity and (b) net debt divided by net debt plus equity.

	US$ million		A$ million
As at 31 March	2005	2004	2005	2004
Net debt	279.8	601.3	362.8	796.1
Equity	2,619.8	2,280.6	3,396.6	3,019.8
Gearing/leverage (net debt/equity)	10.7%	26.4%	10.7%	26.4%
Gearing/leverage (net debt/net debt+equity)	9.6%	20.9%	9.7%	20.9%